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                                                                   EXHIBIT 10.18

                         AGREEMENT IN RESPECT OF WARRANT

         THIS AGREEMENT is made by STATE EMPLOYEES' RETIREMENT FUND OF THE STATE OF DELAWARE and NAP & COMPANY, ITS REGISTERED NOMINEE (the "Holder") in favor of EDUCATIONAL MEDICAL, INC. (the "Company") and SIRROM CAPITAL CORPORATION ("Lender").

         WHEREAS, the Holder is the holder of the Company's Warrant No. R-002 dated July 16, 1991, entitled "Warrant to Purchase Common Stock of Educational Medical, Inc. Exercisable Commencing July 16, 1991 Void After June 30, 2001" (the "Warrant");

         WHEREAS, the Company desires to obtain a loan ("Loan") from the Lender in the principal amount of Two Million Two Hundred Thousand and 00/100 Dollars ($2,200,000.00), which Loan will benefit both the Company and, therefore, the holder of the Warrant;

         WHEREAS, the Lender has required, as a condition to making the Loan, that the Holder execute and deliver this Agreement, and the Holder has agreed to do so;

                              W I T N E S S E T H:

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Holder does hereby agree as follows:

         1. The foregoing recitals are true and constitute a part of this Agreement.

         2. Notwithstanding anything to the contrary, including, without limitation, anything to the contrary set forth in the Warrant, the Holder hereby agrees that the Warrant shall not be puttable in accordance with its terms and the Purchase Agreement therein described until all indebtedness (including, without limitation, all principal and interest) due to Lender in connection with the Loan has been paid in full, and any and all right of the Holder to put the Warrant to the Company in accordance with its terms and said Purchase Agreement is hereby waived and released for so long as any such indebtedness remains unpaid.

         3. Except as amended hereby, the Warrant remains unchanged and in full force and effect.

         4. This Agreement may not be modified or terminated without the Lender's prior written consent.

         IN WITNESS WHEREOF, Holder has duly executed and delivered this Agreement as of the day of , 1995.

Signed, sealed and delivered
in the presence of:                     STATE EMPLOYEES' RETIREMENT FUND OF
                                        THE STATE OF DELAWARE and NAP &
                                        COMPANY, ITS REGISTERED NOMINEE

                                        By:   Pecks Management Partners Ltd.,
                                              its Investment Adviser


                                        By:
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Witness                                       Robert J. Cresci
Name:                                         Managing Director
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                                                    (SEAL)

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Witness
Name:
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